UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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       Date of report (Date of earliest event reported): December 14, 2004

                          OMNICORDER TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                        0-27943                84-1209909
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


             125 Wilbur Place, Suite 120                      11716
                  Bohemia, New York                        (Zip Code)
      (Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 244-8244



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

         GENERAL

         On December 14, 2004, we completed a private placement of 1,500,000 shares of our newly-created series A convertible preferred stock (convertible into 1,363,637 shares of common stock) and warrants to purchase 500,000 shares of our common stock, which resulted in gross proceeds to us of $1,500,000. Discussion of the series A preferred stock and warrants in this report is qualified entirely by reference to the Certificate of Designation and form of Warrant attached hereto as Exhibits 4.1 and 4.2, respectively.

         PREFERRED STOCK

         CONVERSION. The series A preferred stock is convertible into shares of common stock (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange or market, on the OTC Bulletin Board (such exchange or market is referred to in this report as the reference exchange), is at least 200% of the conversion price referred to in the following sentence. Each share of series A preferred stock is convertible into approximately .91 of a share of common stock, based on a conversion price of $1.10. The conversion price is subject to adjustment in the event of certain dilutive or accretive events, such as stock splits, stock combinations or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). The conversion price is subject to further adjustment as follows:

               o If the price at which the series A preferred stock is offered in a future proposed rights offering is less than $1.00 per share, the conversion price will be reduced to such lower price.

               o For a period of 36 months after December 14, 2004, if we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans, strategic transactions, mergers or acquisitions, or bank or equipment financings) at a price per share less than the 30-day volume-weighted average price of our common stock on the reference exchange, the conversion price will be adjusted on a weighted-average basis.

         OTHER ADJUSTMENTS. Holders will receive the benefit of any favorable adjustments to the rights and preferences of our series A preferred stock agreed to in connection with a future proposed rights offering.

         VOTING RIGHTS. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except when otherwise required by law.

         DIVIDENDS. The series A preferred stock will receive a cumulative dividend of 4% per annum, payable annually in cash or in additional shares of series A preferred stock (computed on the basis of the 30-day volume-weighted average price of our common stock on the reference exchange), at our option.

         LIQUIDATION PREFERENCE. The liquidation preference of the series A preferred stock is defined as an amount per share equal to the conversion price, plus all accrued and unpaid dividends on the series A preferred stock.

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         REDEMPTION. The series A preferred stock may not be redeemed by us or the holders of those shares at any time.

         WARRANTS

         Each holder was issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock as is equal to 30% of the number of shares of series A preferred stock acquired by such investor in the private placement. The warrants have an exercise price per share equal to the conversion price of $1.10, subject to adjustment in the event of certain dilutive or accretive events, such as stock splits, stock combinations or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind. In addition, if the price at which the series A preferred stock is to be offered in a future proposed rights offering is less than $1.00 per share, the exercise price of the warrants will be reduced to such lower price.

         REGISTRATION RIGHTS

         We have agreed to use our reasonable best efforts to: (a) promptly file with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 covering the shares of common stock issuable upon the conversion of the series A preferred stock and exercise of the warrants issued in the private placement by no later than 120 days following December 14, 2004; and (b) cause the registration statement to become effective as soon as practicable thereafter.

         PRIVATE PLACEMENT

         The shares of series A preferred stock and warrants were offered and sold in accordance with Regulation D under the Securities Act of 1933, as amended. Accordingly, each investor in the private offering qualified as an "accredited investor," as defined in Regulation D, in order to participate in the private placement. Each investor's right to transfer the series A preferred stock and warrant is restricted as provided in the Securities Act and the rules and regulations adopted under that act, as well as under state securities laws.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (b)-(c) As of December 14, 2004, Mark A. Fauci is no longer an officer of our company. The Board of Directors is conducting a search for a new chief executive officer and, in the interim, William D. Abajian of The Abajian Group, LLC will oversee our day-to-day operations. Mr. Abajian will report to Michael
A. Davis, M.D., D.Sc., the Chairman of the Executive Committee of our Board of Directors.

         Mr. Abajian founded The Abajian Group, LLC, a strategic management consulting firm that specializes in start-up companies, in August 2002. Prior to that, Mr. Abajian was the Chief Executive Officer of CPG, Inc., a biotechnology company specializing in DNA synthesis, chromatography and molecular biology products. CPG, Inc. was founded by Mr. Abajian in 1988 and sold to Millipore in July 2002.

         Mr. Abajian has not engaged in a related party transaction with us during the last two years, except that, through The Abajian Group, LLC, he has served as an independent consultant for us since September 2004.

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         A copy of the press release announcing these executive changes, and the completion of our $1.5 million convertible preferred stock private placement described in Item 3.02 above, is included as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of OmniCorder Technologies, Inc.

     4.2  Form of Warrant to Purchase Common Stock of OmniCorder Technologies,
          Inc.

     10.1 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers.

     99.1 Press Release of OmniCorder Technologies, Inc. issued December 14,
          2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OMNICORDER TECHNOLOGIES, INC.


Date: December 20, 2004                 By:/s/Celia Schiffner
                                          --------------------------------------
                                          Celia Schiffner
                                          Controller

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                                  EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION

     4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of OmniCorder Technologies, Inc.

     4.2       Form of Warrant to Purchase Common Stock of OmniCorder
               Technologies, Inc.

     10.1 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers.

     99.1      Press Release of OmniCorder Technologies, Inc. issued
               December 14, 2004.